EXHIBIT 23.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports included in this Annual Report on Form 10-K, into the Company's previously filed registration statement on Form S-8 (File No. 333-44995).

ARTHUR ANDERSEN LLP

Houston, Texas
March 30, 1998